Exhibit 99.2

BR BRAND GROUP

Unaudited Combined Financial Statements

Nine Months Ended September 30, 2019 and 2018

BR BRAND GROUP

BR BRAND GROUP

Combined Balance Sheets

	September 30, 2019	December 31, 2018
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash	$1,007,364	$1,818,274
Contract assets - licensing income receivable (Note 4)	3,067,872	1,917,926
Total current assets	4,075,236	3,736,200

Intangible assets (Note 5)	38,184,000	38,184,000

	$42,259,236	$41,920,200

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Current portion of long-term debt (Note 5)	$236,250	$315,000
Accrued litigation settlement	1,732,000	-
Contract liabilities - deferred revenue	96,667	632,520
Total current liabilities	2,064,917	947,520

Long-term debt (Note 5)	-	157,500

Commitments and contingencies (Note 7)

Members’ equity	40,194,319	40,815,180

	$42,259,236	$41,920,200

See accompanying notes to unaudited combined financial statements.

BR BRAND GROUP

Combined Statements of Income

For the Nine Months Ended September 30, 2019 and 2018

(Unaudited)

	2019	2018

Licensing and advertising income	$14,411,003	$16,646,227

Operating expenses:
Advertising and promotion	466,910	480,066
Professional fees	285,817	107,162
Corporate overhead (Note 6)	2,435,697	2,339,897
General and administrative	441,047	371,619
Management fees (Note 6)	67,500	67,500
Litigation settlement (Note 7)	1,732,000	-
Total operating expenses	5,428,971	3,366,244

Income from operations	8,982,032	13,279,983

Interest expense	14,498	23,265

Income before provision for income taxes	8,967,534	13,256,718

Provision for income taxes	325	750

Net income	$8,967,209	$13,255,968

See accompanying notes to unaudited combined financial statements.

BR BRAND GROUP

Combined Statements of Changes in Members’ Equity

For the Nine Months Ended September 30, 2019 and 2018

(Unaudited)

	2019	2018

Members’ equity, beginning of year	$40,815,180	$40,417,944

Net income	8,967,209	13,255,968

Cumulative effect of accounting change for adoption of FASB ASC Topic 606 (Note 3)	2,599,543	-

Members’ distributions	(12,187,613)	(12,953,080)

Members’ equity, end of period	$40,194,319	$40,720,832

See accompanying notes to unaudited combined financial statements.

BR BRAND GROUP

Combined Statements of Cash Flows

For the Nine Months Ended September 30, 2019 and 2018

(Unaudited)

	2019	2018
Cash flows from operating activities:
Net income	$8,967,209	$13,255,968
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash members’ distributions	(50,363)	(45,580)
Changes in assets and liabilities:
Licensing income receivable	832,072	240,723
Accrued litigation settlement	1,732,000	-
Deferred revenue	81,672	(112,278)
Net cash provided by operating activities	11,562,590	13,338,833

Cash flows from financing activities:
Repayments of long-term debt	(236,250)	(236,250)
Members’ distributions	(12,137,250)	(12,907,500)
Cash used in financing activities	(12,373,500)	(13,143,750)

Net increase (decrease) in cash	(810,910)	195,083

Cash, beginning of year	1,818,274	1,585,341

Cash, end of period	$1,007,364	$1,780,424

Supplemental Disclosures of Cash Flow Information

Cash paid during the period for:
Interest	$14,498	$23,265
Income taxes	$325	$750

See accompanying notes to unaudited combined financial statements.

BR BRAND GROUP

Notes to Unaudited Combined Financial Statements

Note 1 - The Company and Basis of Presentation

The accompanying combined financial statements include the accounts of the following entities (collectively “BR Brand Group” or the “Company”):

CM Brand Holdings LLC	KMJ Brand Holdings LLC
EL Acquisition LLC	LTD2 Brand Holdings LLC
Joan Vass Brand Holdings LLC	NL Brand Holdings LLC

The Company grants rights to use its trademarks in connection with the manufacture and sale of designated products through various distribution channels, including to retailers, wholesalers and distributors in the United States and in certain international territories.

The Company’s day-to-day operations are managed by Bluestar Alliance LLC (“Bluestar”). There are no intercompany accounts or transactions between the BR Brand Group entities.

On October 25, 2019, the members of the Company transferred the trademarks, domain names, license agreements and related assets to a newly formed entity, BR Brand Holdings LLC (“BR Brand”). On October 28, 2019, the member of BR Brand entered into a Membership Interest Purchase Agreement and sold a majority interest to B. Riley Brand Management LLC, an indirect wholly-owned subsidiary of B. Riley Financial, Inc. (“B. Riley”) in exchange for (i) aggregate consideration of $116,500,000 in cash and (ii) the issuance of a warrant to purchase up to 200,000 shares of B. Riley’s common stock to Bluestar, at an exercise price of $26.24 per share. One-third of the warrant will vest immediately and become exercisable upon its issuance at the closing and the remaining two-thirds will vest and become exercisable following the first and/or second anniversaries of the closing, subject to BR Brand’s (or another related joint venture with Bluestar) satisfaction of specified financial performance targets. Additionally, in connection with the closing, Bluestar and B. Riley entered into a participation agreement whereby Bluestar granted to B. Riley certain rights with respect to future acquisition, ownership or economic opportunities in any brand assets not currently owned or managed by Bluestar or any of its affiliates.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. These unaudited combined financial statements should be read in conjunction with the audited financial statements and notes for the fiscal year ended December 31, 2018. In the opinion of management, all material adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation, have been included in the accompanying unaudited combined financial statements. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2019.

BR BRAND GROUP

Notes to Unaudited Combined Financial Statements

Note 2 - Summary of Significant Accounting Policies

Intangible Assets

The Company evaluates the initial acquisition of intangible assets under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Based on this evaluation, the Company has determined that since substantially all of what it acquires is concentrated in a single asset (the trademarks), these acquisitions have not met the definition of a business and, therefore, have been accounted for as acquisitions of assets. Intangibles acquired, including transaction costs, have been capitalized and have been determined to have an indefinite life.

The Company performs an impairment test at least annually, unless impairment indicators or a triggering event occurs that would require an earlier evaluation. Impairment is measured by a comparison of the carrying amount to the estimated discounted future cash flows expected to be generated by the asset. In the event any of the Company’s intangible assets are determined to have a decline in their fair value, an impairment loss is recognized in the combined statement of income. These are tested when a triggering event occurs that could indicate a potential impairment. During the nine months ended September 30, 2019 and 2018, there has been no impairment recorded.

Note 3 - Revenue Recognition

Adoption of FASB ASC 606, Revenue from Contracts with Customers

On January 1, 2019, the Company adopted FASB ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”), using the modified retrospective method applied to those license agreements which were not completed as of January 1, 2019. Results for the reporting period beginning January 1, 2019 are presented under Topic 606 while the prior period is not adjusted and continues to be reported in accordance with the historical accounting policy, FASB ASC Topic 605, Revenue Recognition (“Topic 605”). Under Topic 605, the Company recognized guaranteed minimum royalty/advertising and marketing revenue on a straight-line basis over the term of each contract year, as defined in each license agreement, and royalties exceeding the defined guaranteed minimum amounts were recognized as income during the period corresponding to the licensee’s sales. Additionally, payment received for terminating licenses was recognized when termination agreements were entered into and collectibility is reasonably assured. Under Topic 606, revenue is recognized as discussed below.

BR BRAND GROUP

Notes to Unaudited Combined Financial Statements

Note 3 - Revenue Recognition (Continued)

Adoption of FASB ASC 606, Revenue from Contracts with Customers (Continued)

The Company recorded a net increase to opening members’ equity due to the cumulative impact of adopting Topic 606, with the impact primarily related to revenue associated with license agreements which have escalating guaranteed minimum royalties in the various contract years. The following tables summarize the retrospective effects of adopting Topic 606:

Combined Balance Sheet - as of September 30, 2019:

	As Reported	Impact of Adoption of Topic 606	Under Topic 605

Licensing income receivable	$3,067,872	$(1,310,834)	$1,757,038
Deferred revenue	$96,667	$600,424	$697,091
Members’ equity	$40,194,319	$(1,911,258)	$38,283,061

Combined Income Statement - Nine months ended September 30, 2019:

	As Reported	Impact of Adoption of Topic 606	Under Topic 605
Licensing and advertising income	$14,411,003	$688,285	$15,099,288
Net income	$8,967,209	$688,285	$9,655,494

Licensing Revenue

The Company licenses its brands across a broad range of product categories, including fashion apparel, accessories, beauty and fragrance. The Company seeks licensees with the ability to produce and sell quality products in their licensed categories and to meet and exceed minimum sales and royalty payment thresholds.

The Company’s license agreements typically require the licensee to pay royalties based upon net sales with guaranteed minimum royalties in the event that net sales do not reach certain specified targets. The Company’s licenses also typically require the licensees to pay certain minimum amounts for the advertising and marketing of the respective licensed brands.

BR BRAND GROUP

Notes to Unaudited Combined Financial Statements

Note 3 - Revenue Recognition (Continued)

Licensing Revenue (Continued)

Licensing revenue is comprised of revenue related to various trade name license agreements that provide revenue based on minimum royalties and advertising/marketing fees and additional revenue based on a percentage of defined sales. Minimum royalty amounts are recognized as revenue on a straight-line basis over the full contract term. Minimum royalties that escalate on an annual basis over the contract term are recognized on a straight-line basis over the full contract term. Royalties exceeding the defined minimum amounts in a specific contract year (sales-based royalties), as defined in each license agreement, are recognized only in the subsequent periods to when the minimum guarantee for the contract year has been achieved and when the later of the following events occur: (i) the subsequent sale, or (ii) the performance obligation to which some or all of the sales-based royalty has been allocated has been satisfied (or partially satisfied).

Guaranteed minimum amounts are normally paid quarterly and sales-based royalties are typically due forty-five days after the end of the quarter.

Remaining Performance Obligation

The Company enters into long-term license agreements. Revenue is recognized on a straight-line basis consistent with the nature, timing and extent of services, which primarily relate to the ongoing brand management and maintenance of the intellectual property.

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to licensees. The Company records a receivable when amounts are contractually due or when revenue is recognized prior to invoicing.

Deferred revenue is recorded when amounts are contractually due prior to satisfying the performance obligations of the contracts or when cash payment is received in advance of performance.

For multi-year license agreements, as the performance obligation is providing the licensee with the right of access to the Company’s intellectual property for the contractual term, the Company uses a time-lapse measure of progress and straight-lines the guaranteed minimum royalties over the contract term.

BR BRAND GROUP

Notes to Unaudited Combined Financial Statements

Note 4 - Concentration of Credit Risk and Customer Concentrations

Cash

The Company maintains cash at two commercial banks. Accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 in the aggregate. At times, the cash accounts may exceed this limit; however, the Company has not experienced any losses on its deposits.

Licensing Income Receivable

Two and three licensees accounted for approximately 25% and 43% of the Company’s total licensing income receivable at September 30, 2019 and December 31, 2018, respectively. The Company does not believe that the receivable balance from these licensees represents a significant collection risk based on past collection experience.

Note 5 - Long-Term Debt

EL Acquisition LLC (“EL”) entered into an agreement, as amended, with a commercial bank for a term loan in the amount of $1,575,000, with a maturity date of May 1, 2020. The loan bears interest at prime minus 0.25% per year (4.75% at September 30, 2019). At September 30, 2019 and December 31, 2018, EL had $236,250 and $472,500, respectively, in outstanding borrowings under the loan. The remaining principal payments in the amount of $78,750 are due quarterly and the entire loan is current as of September 30, 2019. The loan contains various financial covenants and is collateralized by the EL trademark, which has a carrying value of approximately $5,750,000 at September 30, 2019. In October 2019, the note was paid in full.

Note 6 - Related Party Transactions

Corporate Overhead

Bluestar charges the Company a corporate overhead fee monthly which is meant to encompass back office expenses, including payroll and rent. For the nine months ended September 30, 2019 and 2018, the monthly charges were approximately $2,436,000 and $2,340,000, respectively.

Management Fees

EL’s operating agreement also allows for reimbursement of expenses to a member other than Bluestar. Management fee expense to this member for the nine months ended September 30, 2019 and 2018 was $67,500 in each period.

BR BRAND GROUP

Notes to Unaudited Combined Financial Statements

Note 7- Commitments and Contingencies

NL Brand Holdings LLC (“NL”) Preferred Distributions

In accordance with the operating agreement of NL, one of the members had a preferred return of distributions up to $14,500,000 before the other member could receive distributions. As of September 30, 2019, the preferred member has been paid the required distributions. In October 2019, in connection with the settlement of the litigation (see below), the other member has transferred its membership interest to the preferred member.

Litigation

NL was party to an action in the Supreme Court of New York against its original owner. She had also asserted various counterclaims against NL. In October 2019, these claims were settled for a total payment of $5,000,000. The Company has allocated approximately $3,268,000 as the fair value of her ownership interest on the settlement date and the remaining $1,732,000 has been recorded as an expense during the nine months ended September 30, 2019.

The Company is involved in various lawsuits surrounding its trademarks, which arose in the ordinary course of business. Management is vigorously pursuing the lawsuits and believes the outcome will not have a material effect on the Company’s combined financial position, results of operations or cash flows.

Note 8 - Subsequent Events

The Company has evaluated subsequent events through November 26, 2019, which is the date the combined financial statements were available to be issued.